Exhibit 99.1
Transcarent To Acquire Accolade
Combined company creates industry leading platform with more than 1,400 employer and payer clients, with shared focus on consumer empowerment
Transcarent’s Generative AI WayFinding and care experiences combined with Accolade’s Advocacy, Expert Medical Opinion, and Primary Care will deliver on the promise of ‘One Place for Health and Care’
Accolade shareholders to receive $7.03 per share in cash
SAN FRANCISCO and SEATTLE, Jan. 08, 2025 (GLOBE NEWSWIRE) -- Transcarent, the One Place for Health and Care, and Accolade (NASDAQ:ACCD), a leader in health advocacy, expert medical opinions, and primary care, announced that they have entered into a definitive agreement under which Transcarent will acquire Accolade for $7.03 per share in cash, which represents a total equity value of approximately $621M. This strategic combination, which has been unanimously approved by the Boards of Directors of both companies, will enhance Transcarent's mission to make it easy for people to access high-quality, affordable health and care. The combined platform will deliver a more personalized and engaging Member experience.
The transaction is expected to bring Transcarent’s generative AI-powered WayFinding and comprehensive care experiences – Cancer Care, Surgery Care, Weight Health – along with its Pharmacy Benefit offering together with Accolade’s Personalized Healthcare Platform and expertise in advocacy, expert medical opinions (EMO), and primary care. Members will have one place to go for their health and care needs, resulting in a better experience, higher-quality care, and lower costs for health consumers, the companies who employ them, and the payers who support them.
The new unified platform will provide:
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A Personalized Experience Driving Higher Utilization and Lower Costs: Using WayFinding, people will have one place to go for benefits navigation, clinical guidance, and care delivery. By transitioning from standalone point solutions to a single, integrated platform, Members will have a more personalized experience, which will result in high utilization and measurably reduced costs.

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A Quality-First Experience: Accolade’s strengths in advocacy, expert medical opinions, and primary care are essential for increasing people’s access to quality care and reducing unnecessary treatments and procedures. Members relying on Transcarent’s Cancer Care, Surgery Care, and Weight Health will receive easier access to high-quality providers and facilities.

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Easy Access, Less Friction, and Less Paperwork for Physicians: Transcarent’s AI expertise will continue to deliver a more intuitive experience for Members, while also reducing friction and administrative burdens for the doctors, nurses, and care advocates who support them. The expanded platform will allow for more health data continuity and integration.

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Expansive Point Solution and Local Care Ecosystem: Accolade has built deep data integrations with a broad ecosystem of leading partners, including diabetes, mental health, fertility healthcare, musculoskeletal (MSK), and kidney disease, among others. Bringing together the best of provider, partner, and payer ecosystems, the two companies will make it easier to access high-quality point solutions employers choose as well as health plan network options and local preferred choices.

Glen Tullman, Chief Executive Officer of Transcarent, said, “Our clients – employers and health plans and the people who work for them or who they serve – are telling us that healthcare today is too confusing, too complex, and too costly. By integrating our recently introduced generative AI-powered WayFinding and comprehensive care experiences with Accolade’s advocacy, expert medical opinions, and primary care, we have a solution that finally makes it easy to access high-quality health and care and deliver lower costs for the people who pay for care – employers, and all of us. In January, we added more than 500,000 Members to our platform including some of the most innovative, and respected employers in the world, signaling their interest in a single comprehensive platform to make it easy for their people and their companies to improve their health and care experience, deliver better health outcomes, and drive down costs. This combination will accelerate that process, and I consider it a perfect fit, adding great people to our team and expanding choice and access for our clients and their employees and their families.”
Rajeev Singh, Chief Executive Officer of Accolade, said, “Joining forces with Transcarent allows us to expand our mission of empowering people to make the best decisions for their health and wellbeing. The two companies share a focus on embracing AI and advanced technology to change the way consumers experience the healthcare system. Combining Transcarent’s complex care experience with Accolade’s people and 16 years of healthcare data, we will create a more personalized healthcare experience for people while improving outcomes and driving down costs.”
“We are excited to double down on creating a powerful AI platform enabling consumers to take charge of their care. Since Glen and I created Transcarent, our vision has been to transform healthcare at scale and this acquisition brings us closer to that vision,” said Hemant Taneja, CEO and Managing Director of General Catalyst, who will be joining the Transcarent Board of Directors as a part of this transaction.
Transaction Terms, Financing, and Approvals
The merger consideration of $7.03 per share represents a premium of approximately 110% over Accolade's closing stock price on January 8, 2025, the last trading day prior to public disclosure of the transaction. Transcarent will finance the transaction through a fully-committed equity financing led by General Catalyst and Glen Tullman’s 62 Ventures.
The transaction is expected to close during the second calendar quarter of 2025 following Accolade stockholder approval, regulatory approvals, and other customary closing conditions. Upon completion, Transcarent and Accolade will work collaboratively to ensure a smooth integration process, with a shared commitment to a high-quality health and care experience for their Members, improved outcomes, and lower costs. Upon the completion of the acquisition, Accolade will become a privately held company and its common stock will no longer be listed on Nasdaq.
The Board of Directors of Accolade (“the Board”) unanimously approved the merger agreement and the transaction, and will recommend that the Company’s stockholders approve both the adoption of the merger agreement and the transaction on the terms set forth in the merger agreement.
Accolade plans to file Form 10-Q for the quarter ended November 30, 2024 on Friday, January 10, 2025. The company expects to report financial results for the fiscal 2025 third quarter ended November 30, 2024 within the guidance range previously provided. As a result of the announced transaction, Accolade is withdrawing its previous financial guidance for the fiscal year and will not host its previously scheduled conference call on Thursday, January 9, 2025.

Advisors
Evercore served as the exclusive financial advisor to Transcarent and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal advisor to Transcarent.
Morgan Stanley & Co. LLC served as exclusive financial advisor to Accolade and Cooley LLP served as legal advisor to Accolade.
About Transcarent
Transcarent is the One Place for Health and Care, making it easy for people to access high-quality, affordable health and care. With WayFinding, a new experience powered by doctors and generative AI, our Members “Just Ask Transcarent” to instantly get trusted health information and benefits navigation, take the next step with personalized clinical guidance, and access on-demand care.
Transcarent is aligned with those who pay for healthcare and takes accountability for results – offering at-risk pricing models and transparent impact reporting to ensure incentives support a measurably better experience, better health, and lower costs. For more information, visit www.transcarent.com and follow us on LinkedIn or X.
About Accolade
Accolade (Nasdaq: ACCD) is a Personalized Healthcare company that provides millions of people and their families with exceptional healthcare experiences so they can live their healthiest lives. Accolade’s employer, health plan, and consumer solutions combine virtual primary care and mental health, expert medical opinion, and best-in-class care navigation. These offerings are built on a platform that is engineered to care through predictive engagement of population health needs, proactive care that improves outcomes and cost savings, and addressing barriers to access and continuity of care. Accolade consistently receives consumer satisfaction ratings of over 90%. For more information, visit accolade.com. Follow us on LinkedIn, X, Instagram, and Facebook.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, statements regarding the benefits and timeline for closing the proposed transaction with Transcarent, our combined future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction, or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Accolade’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Accolade; the risk of any unexpected costs or expenses or delay resulting from the proposed transaction; the risk of any litigation or regulatory action relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Accolade to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “target,” “project,” “seek,” “should,” “will,” “would,” or similar expressions and the negatives of those terms.
Further information on important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Additional Information and Where to Find It
In connection with the proposed acquisition of Accolade by Transcarent, Accolade intends to file with the SEC preliminary and definitive proxy statements relating to such acquisition and other relevant documents. The definitive proxy statement will be mailed to Accolade’s stockholders as of a record date to be established for voting on the proposed acquisition and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACCOLADE AND THE PROPOSED ACQUISITION.
Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Accolade’s website at ir.accolade.com or by contacting Accolade’s Investor Relations via email at IR@accolade.com.
Participants in the Solicitation
Accolade and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Accolade in connection with the proposed acquisition and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Accolade’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on June 21, 2024.
Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Accolade’s stockholders in connection with the proposed acquisition and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the proposed acquisition. These documents are available free of charge as described in the preceding paragraph.
Media Contacts:
Transcarent
Leslie Krigstein
Leslie.krigstein@transcarent.com; 802-598-3305
Accolade
Accolade Media Relations
media@accolade.com
Accolade Investor Relations
IR@accolade.com